EXHIBIT 23(a)

            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (No. 333-_____) and related Prospectus of Sysco Corporation for the registration of 330,022 shares of its common stock and to the incorporation by reference therein of our report dated August 16, 2004, with respect to the consolidated financial statements and schedule of Sysco Corporation included in its Annual Report (Form 10-K) for the year ended July 3, 2004, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP

Houston, Texas
June 23, 2005